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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Number 33-33427 on Form S-8 of the Marsh Supermarkets, Inc. 1987 Stock Option Plan, dated February 12, 1990; Registration Statement Number 33-56630 on Form S-8 of the 1991 Employee Stock Incentive Plan, dated December 31, 1992; Registration Statement Number 33-56624 on Form S-8 of the 1992 Stock Option Plan for Outside Directors, dated December 31, 1992; Registration Statement Number 33-56626 on Form S-8 of the Marsh Supermarkets, Inc. 401(k) Plan, dated December 31, 1992; Registration Statement Number 333-64321 on Form S-8 of the Outside Directors Stock Plan, the Marsh Supermarkets, Inc. 1998 Stock Incentive Plan and the Executive Stock Purchase Plan, dated September 25, 1998; Registration Statement 333-64343 on Form S-8 of the Marsh Deferred Compensation Plan, dated September 25, 1998; and Registration Statement 333-82908 on Form S-8 of the Marsh Supermarkets, Inc. 1998 Stock Incentive Plan, dated February 15, 2002; of our report dated May 16, 2003, except for the seventh paragraph of Note 2 and Note 11, as to which the date is February 12, 2004, with respect to the consolidated financial statements included in the Annual Report (Form 10-K/A) of Marsh Supermarkets, Inc. for the year ended March 29, 2003.

                                                           /s/ Ernst & Young LLP

Indianapolis, Indiana
February 12, 2004